Exhibit 99.1

PRESS RELEASE

Rajat Taneja Appointed to

MSCI Inc. Board of Directors

New York, NY – June 1, 2021 – MSCI Inc. (NYSE: MSCI), a leading provider of critical decision support tools and services for the global investment community, announced today that Rajat Taneja, President of Technology for Visa Inc., has been appointed to serve as an independent director on MSCI’s Board of Directors (the “Board”), effective June 1, 2021. Mr. Taneja will serve as a member of the Audit Committee of the Board. Following the appointment of Mr. Taneja, the Board will be comprised of 10 directors.

“I am pleased to welcome Rajat to the MSCI Board,” said Henry A. Fernandez, MSCI’s Chairman and Chief Executive Officer. “Rajat has 30 years of global technology, innovation and research and development experience, and I am confident that he will provide invaluable insight into the continuing transformation of MSCI’s data and technology capabilities, as we seek to increasingly leverage cutting edge data processing technologies, democratize the data points underlying our solutions and deliver enhanced user experiences, ” added Mr. Fernandez.

“This is an exciting time to join the MSCI Board and I look forward to working with my fellow board members and advising MSCI’s management team on the next evolution of MSCI’s data and technology strategy,” said Mr. Taneja. “I welcome the opportunity to contribute to MSCI’s future growth and to help MSCI pursue its mission of empowering its clients to build better portfolios for a better world,” added Mr. Taneja.

Mr. Taneja, age 56, has held the role of President of Technology for Visa Inc. (“Visa”) since September 2019. He joined Visa in November 2013 and served as Executive Vice President of Technology and Operations until August 2019. Prior to joining Visa, Mr. Taneja was Executive Vice President and Chief Technology Officer of Electronic Arts Inc. from October 2011 until November 2013. From August 1996 until October 2011, he served in various roles at Microsoft Corporation (“Microsoft”), including as the Corporate Vice President, Commerce Division. At Microsoft, Mr. Taneja led the development and deployment of commerce and transaction technologies across its connected services, the company’s online digital advertising platforms, and its first business online service offering. Mr. Taneja served on the board of directors of Ellie Mae from June 2015 until April 2019, including on its Technology and Cybersecurity Committee and Nominating and Corporate Governance Committee. Mr. Taneja holds a Bachelor of Engineering from Jadavpur University and a Master of Business Administration from Washington State University.

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About MSCI Inc.

MSCI is a leading provider of critical decision support tools and services for the global investment community. With over 50 years of expertise in research, data and technology, we power better investment decisions by enabling clients to understand and analyze key drivers of risk and return and confidently build more effective portfolios. We create industry-leading research-enhanced solutions that clients use to gain insight into and improve transparency across the investment process.

MSCI Inc. Contacts

Investor Inquiries

sallilyn.schwartz@msci.com

Salli Schwartz +1 212 804 5306

Media Inquiries

PR@msci.com

Sam Wang +1 212 804 5244

Melanie Blanco +1 212 981 1049

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond MSCI’s control and that could materially affect actual results, levels of activity, performance or achievements.

Other factors that could materially affect actual results, levels of activity, performance or achievements can be found in MSCI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the Securities and Exchange Commission (“SEC”) on February 12, 2021 and in quarterly reports on Form 10-Q and current reports on Form 8-K filed or furnished with the SEC. If any of these risks or uncertainties materialize, or if MSCI’s underlying assumptions prove to be incorrect, actual results may vary significantly from what MSCI projected. Any forward-looking statement in this press release reflects MSCI’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to MSCI’s operations, results of operations, growth strategy and liquidity. MSCI assumes no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise, except as required by law.